As filed with the Securities and Exchange Commission on August 5, 2022
Registration No. 333-[__]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVERBOW RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3940661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of Principal Executive Offices, Zip Code)

SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN
(Full title of the plan)

Christopher M. Abundis
Executive Vice President, Chief Financial Officer,
General Counsel & Secretary
SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
(281) 874-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Krista Hanvey Gibson, Dunn & Crutcher LLP 2001 Ross Avenue, Suite 2100 Dallas, Texas 75201 (214) 698-3100	Annie Foley Assistant General Counsel & Assistant Secretary SilverBow Resources, Inc. 920 Memorial City Way, Suite 850 Houston, Texas 77024 (281) 874-2700
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	☒

Non-accelerated filer	Smaller reporting company	☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) of SilverBow Resources, Inc. (the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 800,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), that may be issued under the SilverBow Resources, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”). Such shares of Common Stock became available for issuance under the Plan pursuant to the Third Amendment to the Plan, which was approved by the Registrant’s shareholders on May 17, 2022.
As permitted by General Instruction E to Form S-8, the Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on April 27, 2016 (Registration No. 333-210936), May 26, 2017 (Registration No. 333-218246) and August 9, 2019 (Registration No. 333-233163).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 4.    Description of Securities.
Not applicable.
Item 8.    Exhibits.
Exhibit No.    Exhibit Description
4.1    First Amended and Restated Certificate of Incorporation of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).
4.2    First Amended and Restated Bylaws of SilverBow Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017, File No. 001-08754).
4.3    Form of stock certificate for common stock, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2022, File No. 001-08754).
5.1*    Opinion of Gibson, Dunn & Crutcher LLP.

23.1*    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*    Consent of H.J. Gruy and Associates, Inc.

23.3*    Consent of BDO USA, LLP

23.4*    Consent of Weaver and Tidwell, L.L.P. relating to Teal Natural Resources, LLC and Castlerock Production, LLC.

23.5*    Consent of Deloitte & Touche LLP relating to Sundance Energy, Inc.

23.6*    Consent of Moss Adams LLP relating to Sundance Energy, Inc.

24.1*    Power of Attorney (included on the signature page of this Registration Statement)

99.1    SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on April 27, 2016, File No. 333-210936).

99.2    Amendment to SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 5, 2017, File No. 001-08754).

99.3    First Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 17, 2017, File No. 001-08754).
99.4    Second Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2019, File No. 001-08754).
99.5    Third Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 17, 2022, File No. 001-08754).

107.1*    Filing Fee Table
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of August, 2022.

SILVERBOW RESOURCES, INC.

By:	/s/ Sean C. Woolverton
Name:	Sean C. Woolverton
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Sean C. Woolverton and Christopher M. Abundis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Sean C. Woolverton Sean C. Woolverton	Chief Executive Officer (Principal Executive Officer)	August 5, 2022
/s/ Christopher M. Abundis Christopher M. Abundis	Executive Vice President, Chief Financial Officer, General Counsel & Secretary (Principal Financial Officer)	August 5, 2022
/s/ W. Eric Schultz W. Eric Schultz	Controller (Principal Accounting Officer)	August 5, 2022
/s/ Marcus C. Rowland Marcus C. Rowland	Chairman of the Board	August 5, 2022
/s/ Michael Duginski_____ Michael Duginski	Director	August 5, 2022
/s/Gabriel L. Ellisor______ Gabriel L. Ellisor	Director	August 5, 2022
/s/ David Geenberg______ David Geenberg	Director	August 5, 2022
/s/ Christoph O. Majeske Christoph O. Majeske	Director	August 5, 2022
/s/ Charles W. Wampler Charles W. Wampler	Director	August 5, 2022

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